SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               July 30, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code:  651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.           Other Events and Regulation FD Disclosure.

Effective July 30, 2004, Ecolab Inc. closed its purchase of Alcide Corporation (NASDAQ:  ALCD) by merging a wholly-owned subsidiary of Ecolab with and into Alcide, following approval by Alcide shareholders at a special meeting of Alcide shareholders held earlier that day.

Based on the transaction’s exchange ratio of 0.6744, Ecolab will issue approximately 1,830,000 shares of Ecolab common stock, plus additional cash-in-lieu of fractional shares to former shareholders of Alcide, in exchange for the approximately 2,718,000 shares of Alcide common stock outstanding as of July 30, 2004.  In addition, Ecolab assumed certain outstanding options granted by Alcide; after adjustment for the merger, the Alcide stock options entitle 16 holders to purchase an aggregate of approximately 20,100 shares of Ecolab common stock, at adjusted prices ranging from $17.79 to $93.42 per share.  The options expire at various times through April 30, 2011.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit (99).

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

(2)           Agreement and Plan of Merger, dated as of March 11, 2004, by and among Ecolab Inc., Bessy Acquisition Inc. and Alcide Corporation – Incorporated by reference to Exhibit (2.1) of Ecolab’s Registration Statement on Form S-4 dated April 26, 2004 (Registration No. 333-114869).

(99)         Ecolab Inc. News Release dated July 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Date: July 30, 2004		Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(2)	Agreement and Plan of Merger, dated as of March 11, 2004, by and among Ecolab Inc., Bessy Acquisition Inc. and Alcide Corporation.	Incorporated by reference to Exhibit (2.1) of Ecolab’s Registration Statement on Form S-4 dated April 26, 2004 (Registration No. 333-114869).

(99)	Ecolab Inc. News Release dated July 30, 2004.	Filed herewith electronically.